Independent auditors' consent




The board and shareholders
IDS Life Series Fund, Inc.


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the heading "Financial Highlights" in the prospectuses included or incorporated herein by reference and under the heading "INDEPENDENT AUDITORS" in the Statements of Additional Information incorporated herein by reference on Form N-14.




/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    March 26, 2004